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                                                                    Exhibit 99.1

INVESTOR CONTACT:                  PRESS CONTACT:

Mindy Kohl                         Jennifer Menard

Netegrity, Inc.                    Netegrity, Inc.
(781) 530-6061                     (781) 530-6202
mkohl@netegrity.com                jmenard@netegrity.com


            NETEGRITY APPOINTS SANDRA BERGERON TO BOARD OF DIRECTORS

WALTHAM, MA - FEBRUARY 17, 2004 - Netegrity, Inc. (Nasdaq: NETE), a leading provider of identity and access management solutions, today announced the appointment of Sandra England Bergeron to its Board of Directors. Ms. Bergeron brings nearly twenty years of experience in the technology industry, with particular expertise in the security market.

"We are very pleased to have Sandra join our Board," said Barry Bycoff, Chairman, President, and CEO of Netegrity. "Her national reputation as a security expert coupled with her breadth of experience in strategic business planning through various stages of corporate growth will be invaluable to Netegrity as we continue to successfully execute our identity and access management strategy."

Bergeron has held several executive positions at Network Associates for the past nine years and is currently the Executive Vice President of Corporate Development and Strategic Research. In this role she is responsible for the company's overall business strategy, mergers and acquisitions, and new strategic products and ideas. Prior to Network Associates she was employed at Dun & Bradstreet Corporation. Additionally, in September of 2003 she was named as one of Information Security Magazine's 25 Women of Vision in Information Security.

"Netegrity is in a great position in the growing identity and access management market, with a comprehensive identity and access management platform consisting of market leading products," said Bergeron. "I look forward to leveraging my experience to assist the Netegrity team in the continued execution of their strategic vision."

ABOUT NETEGRITY, INC.

Netegrity, Inc. is a leading provider of security software solutions that securely manage identities and their access to enterprise information assets, letting business in while keeping risk

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out. Netegrity provides a comprehensive identity and access management product line for continuously evolving computing environments, including legacy, Web, and service-oriented architectures. Netegrity's flexible, standards-based offerings increase security, reduce administrative costs and enable revenue enhancement. Supported by a network of over 1200 trained integration consultants and 200 technology partners, Netegrity solutions are licensed to more than 300 million users at over 800 organizations worldwide, including more than half of the Fortune 100. For more information, visit http://www.netegrity.com.


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Netegrity is a registered trademark of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Various statements in this release concerning Netegrity's future expectations, plans, and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors such as, but not limited to, general economic conditions, weakness in the global economy, increased operating expenses, our ability to develop and enhance our products and services or remain competitive in product pricing, competition in the marketplace, including competitors' sales strategies, development and performance of our direct and indirect sales channels, delays in product development, changes in customer and market requirements and standards, market acceptance of new products and technologies, and technological changes in the computer industry, as well as those risks more fully discussed in the Company's reports on file with the Securities and Exchange Commission including the Company's latest Form 10-K/A, Form 10-Q and any subsequent filings. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on any of these forward-looking statements as representing the Company's views as of any date subsequent to today.